EXHIBIT 23


                   Consent of Independent Public Accountants


      As independent public accountants, we hereby consent to the incorporation of our reports, dated February 19, 1999, included in this Form 10-K, into the Company's previously filed registration statements on Forms S-3 (File No. 333-44185), S-4 (File Nos. 333-44187 and 333-67765) and S-8 (File Nos.
333-24803, 333-33191, 333-43901, 333-60919, 333-60921 and 333-67499).

                                                         /s/ Arthur Andersen LLP

Boston, Massachusetts
March 26, 1999